                                 AMENDMENT NO. 3

                                       TO

           SECOND AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES
                                   AGREEMENT

     The Master Administrative Services Agreement (the "Agreement"), dated July 1, 2006, by and between Invesco Aim Advisors, Inc., a Delaware corporation, and AIM Equity Funds, a Delaware statutory trust is hereby amended as follows:

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to add AIM Disciplined Equity Fund to the Agreement;

     NOW, THEREFORE, the parties agree as follows;

     1. Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                SECOND AMENDED AND RESTATED MASTER ADMINISTRATIVE
                              SERVICES AGREEMENT OF
                                AIM EQUITY FUNDS

PORTFOLIOS                       EFFECTIVE DATE OF AGREEMENT
----------                       ---------------------------
AIM Capital Development Fund             July 1, 2006
AIM Charter Fund                         July 1, 2006
AIM Constellation Fund                   July 1, 2006
AIM Disciplined Equity Fund             [May __, 2009]
AIM Diversified Dividend Fund            July 1, 2006
AIM Large Cap Basic Value Fund           July 1, 2006
AIM Large Cap Growth Fund                July 1, 2006
AIM Summit Fund                         April 30, 2008

     The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*        Net Assets
-----    ------------------
0.023%   First $1.5 billion
0.013%   Next $1.5 billion
0.003%   Over $3 billion

* Annual minimum fee is $50,000. An additional $10,000 per class of shares is charged for each class other than the initial class. The $10,000 class fee is waived for any of the above Portfolios with insufficient assets to result in the payment of more than the minimum fee of $50,000."

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:  [May __, 2009]

                                        INVESCO AIM ADVISORS, INC.


Attest:                                 By:
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)
                                        AIM EQUITY FUNDS


Attest:                                 By:
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)